Exhibit 99.1

Antero Midstream and AMGP Report Fourth Quarter and Full Year 2018 Financial and Operating Results

Denver, Colorado, February 13, 2019—Antero Midstream Partners LP (NYSE: AM) (“Antero Midstream” or the “Partnership”) and Antero Midstream GP LP (NYSE: AMGP) (“AMGP”) today released their fourth quarter and full year 2018 financial and operating results.  The relevant consolidated financial statements are included in Antero Midstream’s and AMGP’s Annual Reports on Form 10-K for the year ended December 31, 2018, which have been filed with the Securities and Exchange Commission.

Antero Midstream Fourth Quarter 2018 Highlights Include:

•                  Net income increased to $249 million, or $1.10 per limited partner unit

•                  Adjusted net income increased by 63% to $143 million compared to the prior year quarter (non-GAAP measure)

•                  Adjusted EBITDA increased by 36% to $194 million compared to the prior year quarter (non-GAAP measure)

•                  Distributable Cash Flow increased by 43% to $167 million resulting in DCF coverage of 1.3x (non-GAAP measure)

•                  Distributions increased by 29% to $0.47 per unit compared to the prior year quarter and represented the Partnership’s sixteenth consecutive distribution increase since the November 2014 IPO

Antero Midstream Full Year 2018 Highlights Include:

•                  Announced midstream simplification transaction where AMGP will convert to a C-Corp and acquire all outstanding AM common units in a stock and cash transaction resulting in the elimination of the IDRs, expected to close in March of 2019

•                  Net income increased to $586 million, or $2.37  per limited partner unit

•                  Adjusted net income increased by 47% to $485 million compared to the prior year (non-GAAP measure)

•                  Adjusted EBITDA increased by 36% to $717 million compared to the prior year (non-GAAP measure)

•                  Distributable Cash Flow increased by 42% to $596 million resulting in DCF coverage of 1.3x (non-GAAP measure)

•                  Debt to trailing twelve months Adjusted EBITDA was 2.3x at year-end 2018, with $1.0 billion of liquidity

Antero Midstream GP LP Fourth Quarter 2018 Highlights Include:

•                  Distributions increased to $0.164 per common share, a 119% increase compared to the prior year quarter and the sixth consecutive distribution increase since the May 2017 IPO

Commenting on the 2018 results and outlook for Antero Midstream, Paul Rady, Chairman and CEO said, “Antero Midstream delivered another successful year in 2018, achieving record gathering, compression, processing, fractionation, and fresh water delivery volumes.  These record volumes drove a 36% year over year increase in Adjusted EBITDA and a 42% year-over-year increase in Distributable Cash Flow, resulting in strong DCF coverage of 1.3x.”

Mr. Rady further added, “We also had a successful year in terms of infrastructure buildout, adding 760 MMcf/d of compression capacity and 600 MMcf/d of processing capacity, respectively. The significant capacity and throughput growth during the fourth quarter provides tremendous momentum to deliver on our 2019 organic infrastructure plan, in turn supporting Antero Resources’ development.”

For a discussion of the non-GAAP financial measures adjusted net income, Adjusted EBITDA, Distributable Cash Flow, and net debt please see “Non-GAAP Financial Measures.”

Recent Developments

Antero Midstream and AMGP previously announced that AMGP’s Registration Statement on Form S-4 relating to the simplification transaction between the two companies and certain of their affiliates has become effective under the Securities Act of 1933 as of January 30, 2019. AMGP and Antero Midstream have each filed a definitive proxy statement with the U.S. Securities and Exchange Commission (“SEC”) for the separate special meetings of the AMGP shareholders and Antero Midstream unitholders to vote on the transaction on March 8, 2019. The special meeting of AMGP shareholders will be held on March 8, 2019, at 9:00 a.m. local time, at 1615 Wynkoop Street, Denver, Colorado 80202. The special meeting of Antero Midstream unitholders will be held on March 8, 2019, at 10:00 a.m. local time, at 1615 Wynkoop Street, Denver, Colorado 80202. All AMGP shareholders and Antero Midstream unitholders of record as of the close of business on January 11, 2019, which is the record date for the special meetings, will be entitled to vote the AMGP common shares and Antero Midstream common units, respectively, owned by them on the record date.

Under the terms of the documents governing the simplification transaction, each Antero Midstream unitholder, other than Antero Resources, has the opportunity to receive as consideration for each Antero Midstream common unit owned, at its election and subject to proration, one of (i) $3.415 in cash without interest and 1.6350 shares of New AM common stock, (ii) 1.6350 shares of New AM common stock plus an additional number of shares of New AM common stock equal to the quotient of (A) $3.415 and (B) the average of the 20-day volume-weighted average price per AMGP share prior to the Election Deadline (the “AMGP VWAP”) or (iii) $3.415 in cash without interest plus an additional amount of cash without interest equal to the product of (A) 1.6350 and (B) the AMGP VWAP.  In order for an election to be properly made and effective, American Stock Transfer & Trust Company, LLC (the exchange agent in connection with the transaction) must receive a completed and signed election form and I.R.S. Form W-9 (or Form W-8, as applicable) no later than 5:00 p.m., New York City time, on March 4, 2019 (the “Election Deadline”).

Antero Midstream Fourth Quarter Financial Results

Low pressure gathering volumes for the fourth quarter of 2018 averaged 2,602 MMcf/d, a 52% increase as compared to the fourth quarter of 2017 and a 20% increase sequentially.  Compression volumes for the fourth quarter of 2018 averaged 2,215 MMcf/d, a 63% increase as compared to the fourth quarter of 2017 and 26% increase sequentially.  Compression capacity was 93% utilized during the fourth quarter of 2018. High pressure gathering volumes for the fourth quarter of 2018 averaged 2,569 MMcf/d, a 39% increase from the fourth quarter of 2017 and 18% increase sequentially. The increase in gathering and compression volume was driven by Antero Midstream connecting 73 wells and 38 wells to the gathering system in the third and fourth quarter of 2018, respectively. Low pressure gathering, compression, and high pressure gathering volumes for the fourth quarter of 2018 all were Antero Midstream records.  Fresh water delivery volumes averaged 136 MBbl/d during the quarter, a 9% decrease as compared to the fourth quarter of 2017 due to fewer completions during the quarter as anticipated.

Gross processing volumes from our processing and fractionation joint venture with MarkWest (a wholly-owned subsidiary of MPLX) (the “Joint Venture”), averaged 796 MMcf/d, for the fourth quarter of 2018, an increase of 87% compared to the fourth quarter of 2017 and 31% increase sequentially.  Gross Joint Venture fractionation volumes averaged 18,672 Bbl/d, a 105% increase compared to the fourth quarter of 2017 and 8% increase sequentially.

	Three months ended			Years ended
	December 31,			December 31,
Average Daily Volumes:	2017	2018	% Change	2017	2018	% Change
Low Pressure Gathering (MMcf/d)	1,711	2,602	52%	1,660	2,148	29%
Compression (MMcf/d)	1,355	2,215	63%	1,196	1,738	45%
High Pressure Gathering (MMcf/d)	1,842	2,569	39%	1,770	2,112	19%
Fresh Water Delivery (MBbl/d)	149	136	(9)%	153	195	27%
Clearwater Treatment Volumes (MBbl/d)	—	9	*	—	7	*
Gross Joint Venture Processing (MMcf/d)	425	796	87%	267	622	133%
Gross Joint Venture Fractionation (Bbl/d)	9,096	18,672	105%	5,099	13,107	157%

*                 Not meaningful or applicable.

For the three months ended December 31, 2018, the Partnership reported revenues of $282 million, comprised of $161 million from the Gathering and Processing segment and $121 million from the Water Handling and Treatment segment. Revenues increased 34% compared to the prior year quarter, driven by growth in throughput volumes. Water Handling and Treatment segment revenues include $70 million from wastewater handling and high rate water transfer services provided to Antero Resources, which are billed at cost plus 3%.

Direct operating expenses for the Gathering and Processing, and Water Handling and Treatment segments were $13 million and $79 million, respectively, for a total of $92 million compared to $70 million in direct operating expenses in the prior year quarter. The increase in operating expenses was driven primarily by an increase in throughput volumes. Water Handling and Treatment direct operating expenses include $67 million from wastewater handling and high rate water transfer services.  General and administrative expenses including equity-based compensation were $17 million, a $2 million increase compared to the fourth quarter of 2017.  General and administrative expenses excluding equity-based compensation were $12 million during the fourth quarter of 2018, a $4 million increase as compared to the fourth quarter of 2017.  The increase in general and administrative expenses was driven primarily by financial and legal fees incurred during the fourth quarter of 2018 related to the midstream simplification transaction. Total operating expenses were $27 million, including $23 million of depreciation, $106 million decrease from the change in fair value of contingent acquisition consideration related to the second earn-out payment, and $1 million of accretion of contingent acquisition consideration. Depreciation decreased by $8 million as compared to the fourth quarter of 2017 driven by a change in the estimated useful lives of the gathering systems and facilities. The change in fair value of contingent acquisition consideration is related to the second freshwater earn-out payment not anticipated to be achieved based on Antero Resource’s current development plan.

Net income for the fourth quarter of 2018 was $249 million. The increase in net income was driven by an increase in natural gas gathering and compression volumes and a $105 million non-cash change in fair value of the contingent acquisition consideration related to the water drop-down transaction.  Net income was $1.09 per diluted limited partner unit.  Adjusted net income excluding the impact from the non-cash change in fair value of the contingent acquisition consideration was $143 million, a 63% increase compared to the prior year quarter.  Adjusted EBITDA was $194 million, a 36% increase compared to the prior year quarter. The increase in Adjusted EBITDA was primarily driven by increased natural gas throughput volumes and contribution from the Joint Venture. Adjusted EBITDA for the quarter included $17 million in distributions from Stonewall Gathering LLC and the processing and fractionation Joint Venture.  Cash interest paid was $9 million.  Cash reserved for bond interest during the quarter increased $9 million and income tax withholding upon vesting of Antero Midstream equity-based compensation awards was $1 million. Maintenance capital expenditures during the quarter totaled $8 million and Distributable Cash Flow was $167 million, resulting in a DCF coverage ratio of 1.3x.

The following table reconciles net income to adjusted net income, Adjusted EBITDA and Distributable Cash Flow as used in this release (in thousands):

Three months ended	Years ended
December 31,	December 31,
2017	2018	2017	2018
Net income	$64,155	$248,609	$307,315	$585,944
Impairment of property and equipment	23,431	—	23,431	5,771
Change in fair value of contingent acquisition consideration	—	(105,872)	—	(105,872)
Adjusted Net Income	$87,586	$142,737	$330,746	$485,843
Interest expense, net	10,395	18,993	37,557	61,906
Depreciation	30,958	22,692	119,562	130,013
Accretion of contingent acquisition consideration	3,804	1,012	13,476	12,853
Accretion of asset retirement obligation	—	34	135
Equity-based compensation	6,847	4,467	27,283	21,073
Equity in earnings of unconsolidated affiliates	(7,307)	(12,448)	(20,194)	(40,280)
Distributions from unconsolidated affiliates	10,075	16,755	20,195	46,415
Gain on sale of assets — Antero Resources	—	—	—	(583)
Adjusted EBITDA	$142,358	$194,242	$528,625	$717,375
Interest paid	(4,136)	(9,268)	(46,666)	(62,844)
Decrease (increase) in cash reserved for bond interest (1)	(8,734)	(8,734)	291	—
Income tax withholding upon vesting of Antero Midstream Partners LP equity-based compensation awards	(514)	(1,029)	(5,945)	(5,529)
Maintenance capital expenditures(2)	(12,063)	(7,988)	(55,159)	(52,729)
Distributable Cash Flow	$116,911	$167,223	$421,146	$596,273

Distributions Declared to Antero Midstream Holders
Limited partners	68,231	88,045	247,132	320,915
Incentive distribution rights	23,772	43,492	69,720	142,906
Total Aggregate Distributions	$92,003	$131,537	$316,852	$463,821

DCF coverage ratio	1.27	x	1.27	x	1.33	x	1.29	x

1)             Cash reserved for bond interest expense on Antero Midstream’s 5.375% senior notes outstanding during the period that is paid on a semi-annual basis on March 15th and September 15th of each year.

2)             Maintenance capital expenditures represent the portion of our estimated capital expenditures associated with (i) the connection of new wells to our gathering and processing systems that we believe will be necessary to offset the natural production declines Antero Resources will experience on all of its wells over time, and (ii) water delivery to new wells necessary to maintain the average throughput volume on our systems.

Gathering and Processing — Antero Midstream placed online the 240 MMcf/d East Mountain compressor station in the Marcellus during the fourth quarter of 2018. For the full year 2018, Antero Midstream increased its compression capacity by 760 MMcf/d to a total of 2.5 Bcf/d in the Marcellus and Utica combined.  Antero Midstream connected 38 wells to its gathering system during the fourth quarter of 2018 and 168 wells during the full year.  Antero Resources is currently operating five drilling rigs on Antero Midstream dedicated acreage.

Water Handling and Treatment — Antero Midstream’s Marcellus and Utica fresh water delivery systems serviced 30 well completions during the fourth quarter of 2018, a 7% decrease from the prior year quarter.    Antero Resources is currently operating four completion crews on Antero Midstream dedicated acreage.

Balance Sheet and Liquidity

As of December 31, 2018, Antero Midstream had $990 million drawn on its $2.0 billion bank credit facility, resulting in approximately $1.0 billion of liquidity.  Antero Midstream’s total debt and net debt to trailing twelve months Adjusted EBITDA was 2.3x as of December 31, 2018.  For a reconciliation of net debt to total debt, the most comparable GAAP measure, please read “Non-GAAP Financial Measures.”

Commenting on the balance sheet and credit strength, Michael Kennedy, CFO of Antero Midstream said, “Antero Midstream’s organic growth investments continued to generate peer leading Distributable Cash Flow growth and resulted in 1.3x DCF coverage for the fourth quarter and full year 2018. In addition, Antero Midstream’s strong balance sheet with debt to trailing twelve months Adjusted EBITDA of 2.3x at year-end 2018 positions it to deliver on its organic growth investment opportunity set without the need for external equity financing.”

Capital Investments

Capital expenditures, excluding investments in the processing and fractionation joint venture, were $129 million in the fourth quarter of 2018 as compared to $143 million in the fourth quarter of 2017.  Capital invested in gathering systems and related facilities was $109 million and capital invested in water handling and treatment assets was $20 million.  Investments in unconsolidated affiliates for the Joint Venture were $45 million during the quarter.

AMGP Fourth Quarter 2018 Financial Results

AMGP’s equity in earnings from Antero Midstream, which reflects the cash distributions from Antero Midstream, was $43 million for the fourth quarter of 2018.  Net income for the quarter was $21 million.  AMGP’s cash distributions from Antero Midstream were $41 million, net of $2 million of total cash reserved for and distributed to holders of Series B units of Antero IDR Holdings LLC. General and administrative expenses were $3 million, including $3 million of special committee and legal advisory fees. The provision and reserve for income taxes was $10 million, resulting in cash available for distribution of $31 million.

The following table reconciles cash distributions from Antero Midstream and AMGP cash distribution per common share as presented in this release (in thousands):

	Three Months Ended December 31, 2018
Cash distributions from Antero Midstream Partners LP	$43,492
Cash reserved for distributions to unvested Series B units of IDR LLC	(710)
Cash distribution to vested Series B units of IDR LLC	(1,419)
Cash distributions to Antero Midstream GP LP	$41,363
General and administrative expenses	(3,184)
Interest expense, net	(55)
Provision and reserve for income taxes	(10,240)
Conflicts committee legal and advisory fees included in G&A expense(1)	2,753
Cash available for distribution	$30,637

DCF coverage ratio	1.0	x

Common shares outstanding	186,236

Cash distribution per common share	$0.164

(1)         Represents non-recurring accrued legal and advisory fees associated with the ongoing conflicts committee process as disclosed on February 26, 2018.

Conference Call

A joint conference call for Antero Midstream and AMGP is scheduled on Thursday, February 14, 2019 at 10:00 am MT to discuss the quarterly and full year results.  A brief Q&A session for security analysts will immediately follow the discussion of the results for the quarter.  To participate in the call, dial in at 1-888-347-8204 (U.S.), 1-855-669-9657 (Canada), or 1-412-902-4229 (International) and reference “Antero Midstream”.  A telephone replay of the call will be available until Wednesday, February 21, 2019 at 10:00 am MT at 1-844-512-2921 (U.S.) or 1-412-317-6671 (International) using the passcode 10114473.

Presentation

To access the live webcast and view the related earnings conference call presentation, visit Antero Midstream’s website at www.anteromidstream.com or AMGP’s website at www.anteromidstreamgp.com.  The webcast will be archived for replay on Antero Midstream’s website and AMGP’s website until Wednesday, February 21, 2019 at 10:00 am MT.  Information on Antero Midstream’s website and AMGP’s website does not constitute a portion of this press release.

Investor Access to 2018 10-K

Pursuant to Section 203.01 of the New York Stock Exchange Listed Company Manual, Antero Midstream and AMGP today announced that their respective Annual Reports on Form 10-K (the “10-Ks”) for the fiscal year ended December 31, 2018, were filed with the Securities and Exchange Commission on February 13, 2019. A copy of Antero Midstream’s 10-K, which includes the Partnership’s complete audited financial statements, may be found on Antero Midstream’s website, www.anteromidstream.com, by selecting the “Investors” tab, then “SEC Filings.” A copy of AMGP’s 10-K, which includes AMGP’s complete audited financial statements, may be found on AMGP’s website, www.anteromidstreamgp.com, by selecting the “Investors” tab, then “SEC Filings.” Antero Midstream unitholders may receive hard copies of these documents free of charge by sending a written request to Antero Midstream Partners LP, 1615 Wynkoop Street, Denver, Colorado, 80202. AMGP’s shareholders may receive hard copies of these documents free of charge by sending a written request to Antero Midstream GP LP, 1615 Wynkoop Street, Denver, Colorado, 80202.

Non-GAAP Financial Measures and Definitions

Antero Midstream views Adjusted EBITDA as an important indicator of the Partnership’s performance.  Antero Midstream defines Adjusted EBITDA as Net Income before interest expense, gain on sale of assets, depreciation expense, impairment expense, accretion and change in fair value of contingent acquisition consideration, accretion of asset retirement obligations, equity-based compensation expense, excluding equity in earnings of unconsolidated affiliates and including cash distributions from unconsolidated affiliates.

Antero Midstream uses Adjusted EBITDA to assess:

•                  the financial performance of the Partnership’s assets, without regard to financing methods in the case of Adjusted EBITDA, capital structure or historical cost basis;

•                  its operating performance and return on capital as compared to other publicly traded partnerships in the midstream energy sector, without regard to financing or capital structure; and

•                  the viability of acquisitions and other capital expenditure projects.

The Partnership defines Distributable Cash Flow as Adjusted EBITDA less interest paid, income tax withholding payments and cash reserved for payments of income tax withholding upon vesting of equity-based compensation awards, cash reserved for bond interest and ongoing maintenance capital expenditures paid.  Antero Midstream uses Distributable Cash Flow as a performance metric to compare the cash generating performance of the Partnership from period to period and to compare the cash generating performance for specific periods to the cash distributions (if any) that are expected to be paid to unitholders.  Distributable Cash Flow does not reflect changes in working capital balances.

Adjusted EBITDA and Distributable Cash Flow are non-GAAP financial measures.  The GAAP measure most directly comparable to Adjusted EBITDA and Distributable Cash Flow is Net Income.  The non-GAAP financial measures of Adjusted EBITDA and Distributable Cash Flow should not be considered as alternatives to the GAAP measure of Net Income.  Adjusted EBITDA and Distributable Cash Flow are not presentations made in accordance with GAAP and have important limitations as an analytical tool because they include some, but not all, items that affect Net Income and Adjusted EBITDA.  You should not consider Adjusted EBITDA and Distributable Cash Flow in isolation or as a substitute for analyses of results as reported under GAAP.  Antero Midstream’s definition of Adjusted EBITDA and Distributable Cash Flow may not be comparable to similarly titled measures of other partnerships.

The Partnership defines adjusted net income as net income plus impairment expense and change in fair value of contingent acquisition consideration. The Partnership believes that adjusted net income is useful to investors in evaluating operational trends of the Partnership and its performance relative to other partnerships. Adjusted net income is not a measure of financial performance under GAAP and should not be considered in isolation or as a substitute for net income as an indicator of financial performance.

The Partnership defines net debt as total debt less cash and cash equivalents. Antero Midstream views net debt as an important indicator in evaluating the Partnership’s financial leverage.

The following table reconciles consolidated total debt to net debt as used in this release (in thousands):

December 31,
2018

Bank credit facility	$990,000
5.375% AM senior notes due 2024	650,000
Net unamortized debt issuance costs	(7,853)
Total debt	$1,632,147
Cash and cash equivalents	—
Net debt	$1,632,147

Antero Midstream is a limited partnership that owns, operates and develops midstream gathering, compression, processing and fractionation assets as well as integrated water assets that primarily service Antero Resources Corporation’s properties located in West Virginia and Ohio. Holders of Antero Midstream common units will receive a Schedule K-1 with respect to distributions received on the common units.

AMGP is a Delaware limited partnership that has elected to be classified as an entity taxable as a corporation for U.S. federal income tax purposes.  Holders of AMGP common shares will receive a Form 1099 with respect to distributions received on the common shares.  AMGP owns the general partner of Antero Midstream and indirectly owns the incentive distribution rights in Antero Midstream.

This release includes “forward-looking statements” within the meaning of federal securities laws.  Such forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the Partnership’s and AMGP’s control.  All statements, other than historical facts included in this release, are forward-looking statements.  All forward-looking statements speak only as of the date of this release and are based upon a number of assumptions.  Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the timing of consummation of the proposed simplification transaction, if at all, and statements regarding the transaction. Although the Partnership and AMGP each believe that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that the assumptions underlying these forward-looking statements will be accurate or the plans, intentions or expectations expressed herein will be achieved.  For example, future acquisitions, dispositions or other strategic transactions may materially impact the forecasted or targeted results described in this release.  Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements.  Nothing in this release is intended to constitute guidance with respect to Antero Resources.

Antero Midstream and AMGP caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond the Partnership’s and AMGP’s control, incident to the gathering and processing and fresh water and waste water treatment businesses.  These risks include, but are not limited to, the expected timing and likelihood of completion of the proposed simplification transaction, including the ability to obtain requisite unitholder and shareholder approval and the satisfaction of the other conditions to the consummation of the proposed transaction, risks that the proposed transaction may not be consummated or the benefits contemplated therefrom may not be realized, the cost savings, tax benefits and any other synergies from the transaction may not be fully realized or may take longer to realize than expected, Antero Resources’ expected future growth, Antero Resources’ ability to meet its drilling and development plan, commodity price volatility, ability to execute the Partnership’s business strategy, competition and government regulations, actions taken by third-party producers, operators, processors and transporters, inflation, environmental risks, drilling and completion and other operating risks, regulatory changes, the uncertainty inherent in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, and the other risks described under “Risk Factors” in Antero Midstream’s Annual Report on Form 10-K for the year ended December 31, 2018.

No Offer or Solicitation

This communication includes a discussion of a proposed business combination transaction between Antero Midstream and AMGP. This communication is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, in any jurisdiction, pursuant to the transaction or otherwise, nor shall there be any sale, issuance, exchange or transfer of the securities referred to in this document in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information And Where To Find It

In connection with the transaction, AMGP has filed with the U.S. Securities and Exchange Commission (“SEC”) a registration statement on Form S-4, that includes a joint proxy statement of Antero Midstream and AMGP and a prospectus of AMGP. The transaction will be submitted to Antero Midstream unitholders and AMGP shareholders for their consideration. Antero Midstream and AMGP may also file other documents with the SEC regarding the transaction. The registration statement on Form S-4 became effective on January 30, 2019, and the definitive joint proxy statement/prospectus is being sent to the shareholders of AMGP and unitholders of Antero Midstream of record as of January 11, 2019. This document is not a substitute for the registration statement and joint proxy statement/prospectus that has been filed with the SEC or any other documents that AMGP or Antero Midstream may file with the SEC or send to shareholders of AMGP or unitholders of Antero Midstream in connection with the transaction. INVESTORS AND SECURITY HOLDERS OF ANTERO MIDSTREAM AND AMGP ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE TRANSACTION AND ALL OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND RELATED MATTERS.

Investors and security holders are able to obtain free copies of the registration statement and the joint proxy statement/prospectus and all other documents filed or that will be filed with the SEC by AMGP or Antero Midstream through the website maintained by the SEC at http://www.sec.gov. Copies of documents filed with the SEC by Antero Midstream will be made available free of charge on Antero Midstream’s website at http://investors.anteromidstream.com/investor-relations/AM, under the heading “SEC Filings,” or by directing a request to Investor Relations, Antero Midstream Partners LP, 1615 Wynkoop Street, Denver, Colorado 80202, Tel. No. (303) 357-7310. Copies of documents filed with the SEC by AMGP will be made available free of charge on AMGP’s website at http://investors.anteromidstreamgp.com/Investor-Relations/AMGP or by directing a request to Investor Relations, Antero Midstream GP LP, 1615 Wynkoop Street, Denver, Colorado 80202, Tel. No. (303) 357-7310.

ANTERO MIDSTREAM PARTNERS LP

Consolidated Balance Sheets

December 31, 2017 and 2018

(In thousands)

	December 31,
	2017	2018
Assets
Current assets:
Cash and cash equivalents	$8,363	—
Accounts receivable—Antero Resources	110,182	115,378
Accounts receivable—third party	1,170	1,544
Other current assets	670	21,513
Total current assets	120,385	138,435
Property and equipment, net	2,605,602	2,958,415
Investments in unconsolidated affiliates	303,302	433,642
Other assets, net	12,920	15,925
Total assets	$3,042,209	3,546,417

Liabilities and Partners’ Capital
Current liabilities:
Accounts payable—Antero Resources	$6,459	4,141
Accounts payable—third party	8,642	21,372
Accrued liabilities	106,006	72,121
Asset retirement obligations	—	1,817
Other current liabilities	209	235
Total current liabilities	121,316	99,686
Long-term liabilities:
Long-term debt	1,196,000	1,632,147
Contingent acquisition consideration	208,014	114,995
Asset retirement obligations	—	5,791
Other	410	2,290
Total liabilities	1,525,740	1,854,909

Partners’ capital:
Common unitholders—public (88,059 and 88,452 units issued and outstanding at December 31, 2017 and 2018 respectively)	1,708,379	1,792,011
Common unitholder—Antero Resources (98,870 units issued and outstanding at December 31, 2017 and 2018)	(215,682)	(143,995)
General partner	23,772	43,492
Total partners’ capital	1,516,469	1,691,508
Total liabilities and partners’ capital	$3,042,209	3,546,417

ANTERO MIDSTREAM PARTNERS LP

Consolidated Statements of Operations and Comprehensive Income

Three Months Ended December 31, 2017 and 2018

(In thousands, except per unit amounts)

	Three months ended December 31,
	2017	2018
Revenue:
Gathering and compression—Antero Resources	$105,527	161,051
Water handling and treatment—Antero Resources	104,805	120,431
Water handling and treatment—third party	—	269
Total revenue	210,332	281,751
Operating expenses:
Direct operating	69,646	92,069
General and administrative (including $6,847 and $4,467 of equity-based compensation in 2017 and 2018, respectively)	15,250	16,662
Impairment of property and equipment	23,431	—
Depreciation	30,958	22,692
Accretion and change in fair value of contingent acquisition consideration	3,804	(104,860)
Accretion of asset retirement obligations	—	34
Total operating expenses	143,089	26,597
Operating income	67,243	255,154
Interest expense, net	(10,395)	(18,993)
Equity in earnings of unconsolidated affiliates	7,307	12,448
Net income and comprehensive income	64,155	248,609
Net income attributable to incentive distribution rights	(23,772)	(43,492)
Limited partners’ interest in net income	$40,383	205,117

Net income per limited partner unit—basic	$0.22	1.10
Net income per limited partner unit—diluted	$0.22	1.09

Weighted average limited partner units outstanding:
Basic	186,788	187,194
Diluted	187,122	187,525

ANTERO MIDSTREAM PARTNERS LP

Consolidated Statements of Operations and Comprehensive Income

Years Ended December 31, 2017 and 2018

(In thousands, except per unit amounts)

	Year Ended December 31,
	2017	2018
Revenue:
Gathering and compression—Antero Resources	$396,202	520,566
Water handling and treatment—Antero Resources	376,031	506,449
Gathering and compression—third party	264	—
Water handling and treatment—third party	—	924
Gain on sale of assets—Antero Resources	—	583
Total revenue	772,497	1,028,522
Operating expenses:
Direct operating	232,538	316,423
General and administrative (including $27,283 and $21,073 of equity-based compensation in 2017 and 2018, respectively)	58,812	61,629
Impairment of property and equipment	23,431	5,771
Depreciation	119,562	130,013
Accretion and change in fair value of contingent acquisition consideration	13,476	(93,019)
Accretion of asset retirement obligations	—	135
Total operating expenses	447,819	420,952
Operating income	324,678	607,570
Interest expense, net	(37,557)	(61,906)
Equity in earnings of unconsolidated affiliates	20,194	40,280
Net income and comprehensive income	307,315	585,944
Net income attributable to incentive distribution rights	(69,720)	(142,906)
Limited partners’ interest in net income	$237,595	443,038

Net income per limited partner unit—basic	$1.28	2.37
Net income per limited partner unit—diluted	$1.28	2.36

Weighted average limited partner units outstanding:
Basic	185,630	187,048
Diluted	186,083	187,398

ANTERO MIDSTREAM PARTNERS LP

Consolidated Results of Segment Operations

Three Months Ended December 31, 2017 and 2018

(In thousands)

		Water
	Gathering and	Handling and	Consolidated
(in thousands)	Processing	Treatment	Total
Three months ended December 31, 2017
Revenues:
Revenue—Antero Resources	$105,527	104,805	210,332
Total revenues	105,527	104,805	210,332

Operating expenses:
Direct operating	10,655	58,991	69,646
General and administrative (excluding equity-based compensation)	5,365	3,038	8,403
Equity-based compensation	4,793	2,054	6,847
Impairment of property and equipment	23,431	—	23,431
Depreciation	22,599	8,359	30,958
Accretion and change in fair value of contingent acquisition consideration	—	3,804	3,804
Total expenses	66,843	76,246	143,089
Operating income	$38,684	28,559	67,243

Segment and consolidated Adjusted EBITDA	$99,582	42,776	142,358

Three months ended December 31, 2018
Revenues:
Revenue—Antero Resources	$161,051	120,431	281,482
Revenue—third-party	—	269	269
Total revenues	161,051	120,700	281,751

Operating expenses:
Direct operating	13,153	78,916	92,069
General and administrative (excluding equity-based compensation)	9,029	3,166	12,195
Equity-based compensation	3,440	1,027	4,467
Depreciation	9,748	12,944	22,692
Accretion and change in fair value of contingent acquisition consideration	—	(104,860)	(104,860)
Accretion of asset retirement obligations	—	34	34
Total expenses	35,370	(8,773)	26,597
Operating income	$125,681	129,473	255,154

Segment and consolidated Adjusted EBITDA	$155,624	38,618	194,242

ANTERO MIDSTREAM PARTNERS LP

Consolidated Results of Segment Operations

Years Ended December 31, 2017 and 2018

(In thousands)

		Water
	Gathering and	Handling and	Consolidated
(in thousands)	Processing	Treatment	Total
Year ended December 31, 2017
Revenues:
Revenue—Antero Resources	$396,202	376,031	772,233
Revenue—third-party	264	—	264
Total revenues	396,466	376,031	772,497

Operating expenses:
Direct operating	39,251	193,287	232,538
General and administrative (excluding equity-based compensation)	20,607	10,922	31,529
Equity-based compensation	19,730	7,553	27,283
Impairment of property and equipment	23,431	—	23,431
Depreciation	86,372	33,190	119,562
Accretion and change in fair value of contingent acquisition consideration	—	13,476	13,476
Total expenses	189,391	258,428	447,819
Operating income	$207,075	117,603	324,678

Segment and consolidated Adjusted EBITDA	$356,803	171,822	528,625

Year ended December 31, 2018
Revenues:
Revenue—Antero Resources	$520,566	506,449	1,027,015
Revenue—third-party	—	924	924
Gain on sale of assets—Antero Resources	583	—	583
Total revenues	521,149	507,373	1,028,522

Operating expenses:
Direct operating	49,256	267,167	316,423
General and administrative (excluding equity-based compensation)	30,091	10,465	40,556
Equity-based compensation	16,518	4,555	21,073
Impairment of property and equipment	5,771	—	5,771
Depreciation	83,250	46,763	130,013
Accretion and change in fair value of contingent acquisition consideration	—	(93,019)	(93,019)
Accretion of asset retirement obligations	—	135	135
Total expenses	184,886	236,066	420,952
Operating income	$336,263	271,307	607,570

Segment and consolidated Adjusted EBITDA	$487,634	229,741	717,375

ANTERO MIDSTREAM PARTNERS LP

Selected Operating Data

Three Months Ended December 31, 2017 and 2018

(In thousands)

	Three Months Ended December 31,		Amount of Increase	Percentage
($ in thousands, except realized fees)	2017	2018	or Decrease	Change
Revenue:
Revenue—Antero Resources	$210,332	281,482	71,150	34%
Revenue—third-party	—	269	269	*
Total revenue	210,332	281,751	71,419	34%
Operating expenses:
Direct operating	69,646	92,069	22,423	32%
General and administrative (excluding equity-based compensation)	8,403	12,195	3,792	45%
Equity-based compensation	6,847	4,467	(2,380)	(35)%
Impairment of property and equipment	23,431	—	(23,431)	*
Depreciation	30,958	22,692	(8,266)	(27)%
Accretion and change in fair value of contingent acquisition consideration	3,804	(104,860)	(108,664)	*
Accretion of asset retirement obligations	—	34	34	*
Total operating expenses	143,089	26,597	(116,492)	(81)%
Operating income	67,243	255,154	187,911	279%
Interest expense	(10,395)	(18,993)	(8,598)	83%
Equity in earnings of unconsolidated affiliates	7,307	12,448	5,141	70%
Net income	$64,155	248,609	184,454	288%
Adjusted EBITDA	$142,358	194,242	51,884	36%
Operating Data:
Gathering—low pressure (MMcf)	157,373	239,392	82,019	52%
Gathering—high pressure (MMcf)	169,464	236,332	66,868	39%
Compression (MMcf)	124,654	203,740	79,086	63%
Fresh water delivery (MBbl)	13,745	12,514	(1,231)	(9)%
Treated water (MBbl)	—	782	782	*
Other fluid handling (MBbl)	4,227	5,406	1,179	28%
Wells serviced by fresh water delivery	32	30	(2)	(6)%
Gathering—low pressure (MMcf/d)	1,711	2,602	891	52%
Gathering—high pressure (MMcf/d)	1,842	2,569	727	39%
Compression (MMcf/d)	1,355	2,215	860	63%
Fresh water delivery (MBbl/d)	149	136	(13)	(9)%
Treated water (MBbl/d)	—	9	9	*
Other fluid handling (MBbl/d)	46	59	13	28%
Average realized fees:
Average gathering—low pressure fee ($/Mcf)	$0.32	0.32	—	—%
Average gathering—high pressure fee ($/Mcf)	$0.19	0.19	—	—%
Average compression fee ($/Mcf)	$0.19	0.19	—	—%
Average fresh water delivery fee ($/Bbl)	$3.71	3.78	—	—%
Average treated water fee ($/Bbl)	$—	4.64	4.64	*
Joint Venture Operating Data:
Processing—Joint Venture (MMcf)	39,124	73,260	34,136	87%
Fractionation—Joint Venture (MBbl)	837	1,718	881	105%
Processing—Joint Venture (MMcf/d)	425	796	371	87%
Fractionation—Joint Venture (MBbl/d)	9	19	10	111%

*                 Not meaningful or applicable.

ANTERO MIDSTREAM PARTNERS LP

Selected Operating Data

Years Ended December 31, 2017 and 2018

(In thousands)

	Year Ended December 31,		Amount of Increase	Percentage
($ in thousands, except realized fees)	2017	2018	or Decrease	Change
Revenue:
Revenue—Antero Resources	$772,233	1,027,015	254,782	33%
Revenue—third-party	264	924	660	250%
Gain on sale of assets—Antero Resources	—	583	583	*
Total revenue	772,497	1,028,522	256,025	33%
Operating expenses:
Direct operating	232,538	316,423	83,885	36%
General and administrative (excluding equity-based compensation)	31,529	40,556	9,027	29%
Equity-based compensation	27,283	21,073	(6,210)	(23)%
Impairment of property and equipment	23,431	5,771	(17,660)	(75)%
Depreciation	119,562	130,013	10,451	9%
Accretion and change in fair value of contingent acquisition consideration	13,476	(93,019)	(106,495)	*
Accretion of asset retirement obligations	—	135	135	*
Total operating expenses	447,819	420,952	(26,867)	(6)%
Operating income	324,678	607,570	282,892	87%
Interest expense	(37,557)	(61,906)	(24,349)	65%
Equity in earnings of unconsolidated affiliates	20,194	40,280	20,086	99%
Net income	$307,315	585,944	278,629	91%
Adjusted EBITDA(1)	$528,625	717,375	188,750	36%
Operating Data:
Gathering—low pressure (MMcf)	605,719	784,079	178,360	29%
Gathering—high pressure (MMcf)	646,054	770,910	124,856	19%
Compression (MMcf)	436,695	634,303	197,608	45%
Fresh water delivery (MBbl)	55,892	71,180	15,288	27%
Treated water (MBbl)	—	2,544	2,544	*
Other fluid handling (MBbl)	14,549	18,848	4,299	30%
Wells serviced by fresh water delivery	142	162	20	14%
Gathering—low pressure (MMcf/d)	1,660	2,148	488	29%
Gathering—high pressure (MMcf/d)	1,770	2,112	342	19%
Compression (MMcf/d)	1,196	1,738	542	45%
Fresh water delivery (MBbl/d)	153	195	42	27%
Treated water (MBbl/d)	—	7	7	*
Other fluid handling (MBbl/d)	40	52	12	30%
Average realized fees:
Average gathering—low pressure fee ($/Mcf)	$0.32	0.32	—	—%
Average gathering—high pressure fee ($/Mcf)	$0.19	0.19	—	—%
Average compression fee ($/Mcf)	$0.19	0.19	—	—%
Average fresh water delivery fee ($/Bbl)	$3.71	3.78	0.07	2%
Average treated water fee ($/Bbl)	$—	4.72	4.72	*
Joint Venture Operating Data:
Processing—Joint Venture (MMcf)	97,276	227,113	129,837	133%
Fractionation—Joint Venture (MBbl)	1,861	4,784	2,923	157%
Processing—Joint Venture (MMcf/d)	267	622	355	133%
Fractionation—Joint Venture (MBbl/d)	5	13	8	160%

*                 Not meaningful or applicable.

ANTERO MIDSTREAM PARTNERS LP

Consolidated Statements of Cash Flows

Years Ended December 31, 2017 and 2018

(In thousands)

	Year Ended December 31,
	2017	2018
Cash flows provided by operating activities:
Net income	$307,315	585,944
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	119,562	130,013
Accretion and change in fair value of contingent acquisition consideration	13,476	(93,019)
Accretion of asset retirement obligations	—	135
Impairment of property and equipment	23,431	5,771
Equity-based compensation	27,283	21,073
Equity in earnings of unconsolidated affiliates	(20,194)	(40,280)
Distributions from unconsolidated affiliates	20,195	46,415
Amortization of deferred financing costs	2,888	2,879
Gain on sale of assets—Antero Resources	—	(583)
Gain on sale of assets—third-party	—	—
Changes in assets and liabilities:
Accounts receivable—Antero Resources	(41,043)	(10,196)
Accounts receivable—third party	70	648
Prepaid expenses	(141)	(153)
Accounts payable—Antero Resources	3,266	(1,804)
Accounts payable—third party	3,003	7,670
Accrued liabilities	16,685	3,047
Net cash provided by operating activities	475,796	657,560
Cash flows used in investing activities:
Additions to gathering systems and facilities	(346,217)	(446,270)
Additions to water handling and treatment systems	(195,162)	(88,674)
Investments in unconsolidated affiliates	(235,004)	(136,475)
Proceeds from sale of assets—Antero Resources	—	4,470
Proceeds from sale of assets—third party	—	1,680
Change in other assets	(3,435)	(3,591)
Change in other liabilities	—	2,273
Net cash used in investing activities	(779,818)	(666,587)
Cash flows provided by financing activities:
Distributions to unitholders	(283,950)	(426,452)
Issuance of senior notes	—	—
Borrowings on bank credit facilities, net	345,000	435,000
Issuance of common units, net of offering costs	248,956	—
Payments of deferred financing costs	(5,520)	(2,169)
Employee tax withholding for settlement of equity compensation awards	(5,945)	(5,529)
Other	(198)	(186)
Net cash provided by financing activities	298,343	664
Net (decrease) in cash and cash equivalents	(5,679)	(8,363)
Cash and cash equivalents, beginning of period	14,042	8,363
Cash and cash equivalents, end of period	$8,363	—
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$46,666	62,844
Increase (decrease) in accrued capital expenditures and accounts payable for property and equipment	$16,338	(32,563)

ANTERO MIDSTREAM GP LP

Consolidated Balance Sheets

December 31, 2017 and 2018

(In thousands, except number of shares and units)

	December 31,
	2017	2018
Assets
Current assets:
Cash	$5,987	2,822
Prepaid expenses and other current assets	—	87
Total current assets	5,987	2,909
Investment in Antero Midstream Partners LP	23,772	43,492
Deferred tax asset	—	1,304
Total assets	$29,759	47,705

Liabilities and Partners’ Capital
Current liabilities:
Accounts payable—affiliate	57	731
Accounts payable and accrued liabilities	236	435
Taxes payable	13,858	15,678
Total current liabilities	14,151	16,844
Partners’ capital:
Common shareholders—public (186,181,975 shares and 186,219,438 shares issued and outstanding at December 31, 2017 and 2018, respectively)	(19,866)	(41,969)
IDR LLC Series B units (32,875 and 65,745 units vested at December 31, 2017 and 2018, respectively)	35,474	72,830
Total partners’ capital	15,608	30,861
Total liabilities and partners’ capital	$29,759	47,705

ANTERO MIDSTREAM GP LP

Consolidated Statements of Operations and Comprehensive Income

Three Months Ended December 31, 2017 and 2018

(In thousands, except per share amounts)

	Three Months Ended December 31,
	2017	2018
Equity in earnings of Antero Midstream Partners LP	$23,772	43,492
Total income	23,772	43,492
General and administrative expense	279	3,183
Equity-based compensation	8,662	8,792
Total operating expenses	8,941	11,975
Operating income	14,831	31,517
Interest expense, net	—	(54)
Income before income taxes	14,831	31,463
Provision for income taxes	(8,924)	(10,075)
Net income and comprehensive income	5,907	21,388
Net income attributable to vested Series B units	(784)	(3,719)
Net income attributable to common shareholders	$5,123	17,669

Net income per common share—basic	$0.03	0.10

Weighted average number of common shares outstanding—basic and diluted	186,181	186,218

ANTERO MIDSTREAM GP LP

Consolidated Statements of Operations and Comprehensive Income

Years Ended December 31, 2017 and 2018

(In thousands, except per share amounts)

	Years ended December 31,
	2017	2018
Equity in earnings of Antero Midstream Partners LP	$69,720	142,906
Total income	69,720	142,906
General and administrative expense	6,201	8,740
Equity-based compensation	34,933	35,111
Total operating expenses	41,134	43,851
Operating income	28,586	99,055
Interest expense, net	—	(136)
Income before income taxes	28,586	98,919
Provision for income taxes	(26,261)	(32,311)
Net income and comprehensive income	2,325	66,608
Net income attributable to vested Series B units	(784)	(5,236)
Pre-IPO net income attributed to parent	4,939	—
Net income attributable to common shareholders	$6,480	61,372

Net income per common share—basic and diluted	$0.03	0.33

Weighted average number of common shares outstanding—basic and diluted	186,176	186,203

ANTERO MIDSTREAM GP LP

Consolidated Statements of Cash Flows

Years Ended December 31, 2017 and 2018

(In thousands)

	Years Ended December 31,
	2017	2018
Cash flows provided by operating activities:
Net income	$2,325	66,608
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in earnings of Antero Midstream Partners LP	(69,720)	(142,906)
Distributions received from Antero Midstream Partners LP	53,491	123,186
Amortization of deferred financing costs	—	148
Equity-based compensation	34,933	35,111
Deferred income taxes	—	(1,304)
Changes in current assets and liabilities:
Prepaid expenses and other current assets	—	(5)
Accounts payable—affiliate	57	674
Accounts payable and accrued liabilities	(190)	199
Taxes payable	7,184	1,820
Net cash provided by operating activities	28,080	83,531
Cash flows from investing activities
Net cash used in investing activities	—	—
Cash flows used in financing activities
Distributions to Antero Resources Investment LLC	(15,691)	—
Distributions to shareholders	(16,011)	(84,166)
Distributions to Series B unitholders	—	(2,300)
Payments of deferred financing costs	—	(230)
Net cash used in financing activities	(31,702)	(86,696)
Net increase (decrease) in cash	(3,622)	(3,165)
Cash, beginning of period	9,609	5,987
Cash, end of period	$5,987	2,822

Supplemental disclosure of cash flow information:
Cash paid during the period for taxes	$(19,077)	$(31,795)